z	[PRELIMINARY PROXY MATERIAL—SUBJECT TO COMPLETION]	Exhibit 99.4	{
REVOCABLE PROXY
HOME FEDERAL BANCORP, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

To Vote by Telephone:

Call 1-[____________] Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., [______], 2014.

To Vote by Internet:

Go to https://www.[____________] prior to 3 a.m., [______], 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Against	Abstain			For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of October 23, 2013, by and between Cascade Bancorp and the Company, as such agreement may be amended from time to time and the merger and other transactions contemplated by the merger agreement.	☐	☐	☐	2.	To approve, on an advisory (non-binding) basis, specified executive compensation, as disclosed in the proxy statement.	☐	☐	☐

							For	Against	Abstain
					3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐

					4.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

x	y

HOME FEDERAL BANCORP, INC. — SPECIAL MEETING, [__________], 2014

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-[___________] on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.[_________________] and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

HOME FEDERAL BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

 [_____________], 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of Home Federal Bancorp, Inc. (the “Company”), with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at [__________________________] on [_______________], at [_____], local time, and at any and all adjournments or postponements thereof, as follows.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for proposals 1, 2 and 3. If any other business is presented at the special meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

Should the undersigned be present and elect to vote at the special meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement dated [__________], 2014.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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